Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.1 to the Registration Statement on Form F-1 of Nord Anglia Education, Inc. of our report dated 4 December 2013 relating to the financial statements as of 31 August 2012 and 2013 and for each of the three years in the period ended 31 August 2013 of Nord Anglia Education, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
East Midlands, United Kingdom
11 March 2014